SES                                                                                       SOCIÉTÉ D’ÉNERGIE SOLAIRE SA

EMPLOYMENT CONTRACT

between

SES Société d’Énergie Solaire SA, route de St.-Julien 129, 1228 Plan-les-Ouates,

and

Ms Sandrine Crisafulli, rue de la Fontaine 2, 1204 Geneva

1.	Position: Administrative Director

2.	Start date: October 1, 2006

3.	Responsibilities:
•	Manage the administration of SES
•	Manage the payment of SES employees’ salaries, suppliers, expenses
•	Maintain all accounting documents ready for external accountants
•	Contribute to SES’s company image by responding to outside requests
•	Manage or do secretarial work required by SES
•	Any non-technical tasks to assist the General Director
•	Reports to: the General Director

4.	Place of work: SES

5.	Duration of work: minimum of 40 h/week, according to the conditions stipulated by the laws currently in effect

6.	Schedule: free, timesheet by task to be filled out once per week (list of tasks defined by the General Director)

7.	Vacation: 5 weeks/year

8.	Insurance: professional and non-professional accident, and complementary LAA [required by Swiss law], by SES

9.	Pension fund: SES’s

10.	Remuneration:
Base salary:	130,000 CHF/year gross paid in 13 instalments, social security charges required by law deducted

Confidential fees:

20,000 CHF/year in a current account, debited upon presentation of supporting documents, excluding costs connected with projects and clients, lease of a vehicle, to be organized by SES, will be deducted

SES                                                                                       SOCIÉTÉ D’ÉNERGIE SOLAIRE SA

Supplementary bonus:	to be decided by SES’s board of directors no later than 6 months after the end of each financial year, according to SES’s overall results and each individual’s contribution to its success

11.	Overtime: not paid, but may be compensated with vacation with the General Director’s consent, but SES has priority

12.	Direct costs: Direct costs (connected with a project or client) or indirect costs (authorized prospecting) are repayable on the month following the monthly account, with supporting documents.

13.	Duration of contract: minimum of 5 years, renewable

14.	Trial period: none

15.	Notice required for ending the contract or economic lay-off: 2 months for either party

16.	Indemnities in case of lay-off: 2 years gross salary from the end of the contract, for every 3 years in the position

17.	Confidentiality: required for all business and documents, and with regard to external relations

18.	Training: if business allows or requires, and according to needs, SES may pay for outside training seminars

19.	Other conditions: Code des Obligations Suisses

Read and approved

Done in duplicate, at Plan-les-Ouates, September 14, 2006

SES Société d’Énergie Solaire SA

Jean-Christophe Hadorn, President

[signed]

Sandrine Crisafulli

[signed]